Company Contact:	Investor Relations:
Kelly J. Gill	Charles Lynch
Chief Executive Officer	Westwicke Partners
(615) 771-7575	(443) 213-0504

DIVERSICARE ANNOUNCES
QUARTERLY COMMON SHARE DIVIDEND

BRENTWOOD, TN - (August 12, 2013) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR) announced today that the Board of Directors approved a quarterly dividend of 5.5 cents per common share on August 9, 2013. The dividend was declared for shareholders of record on September 30, 2013, and payable on October 14, 2013.

About Diversicare Healthcare Services, Inc.

Diversicare provides long term care services to patients in 54 skilled nursing centers containing 6.063 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.

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